As filed with the Securities and Exchange Commission on July 30, 2004
                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 _______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                          Independence Holding Company
             (Exact name of registrant as specified in its charter)

           Delaware                                        58-1407235
           --------                                        ----------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                             96 Cummings Point Road
                           Stamford, Connecticut 06902
                    (Address of Principal Executive Offices)
                                 _______________

                          Independence Holding Company
                            2003 Stock Incentive Plan
                            (Full Title of the Plan)
                                 _______________


                                  David Kettig
                      Vice President -- Legal and Secretary
                          Independence Holding Company
                             96 Cummings Point Road
                           Stamford, Connecticut 06902
                     (Name and Address of Agent for Service)

                                 (203) 358-8000
                     (Telephone Number, Including Area Code,
                              of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

 ------------------ -------------- ------------------- ------------------ ------------
     Title of                       Proposed Maximum    Proposed Maximum    Amount of
 Securities to be   Amount to be     Offering Price        Aggregate      Registration
   Registered       Registered         Per Share         Offering Price        Fee
 ------------------ -------------- ------------------- ------------------ ------------
 Common Stock         350,000           $21.42 (1)          $7,497,000      $949.87
 (par value $1.00
 per share)
 ------------------ -------------- ------------------- ------------------ ------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of Registrant's common stock on the Nasdaq National Market on July 28, 2004, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.


          Independence Holding Company (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

          (c) The Registrant's Current Reports on Form 8-K filed March 8, 2004, May 7, 2004, June 9, 2004, June 21, 2004, June 23, 2004, July 1,
               2004, July 14, 2004, July 15, 2004 and July 29, 2004.

          (d) The description of the common stock of the Registrant, as set forth in the Registrant's Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-11, (No. 002-40517-99).

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interest of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by Delaware General Corporation Law.

          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for indemnification of its directors in connection with any proceeding to the fullest extent permitted by law.

          The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.   Exhibits.

      Exhibit Number         Description
      --------------         -----------

      4.1 Independence Holding Company 2003 Stock Incentive Plan (incorporated by reference to the Proxy Statement for the Registrant's Annual Meeting of Stockholders held on June 20, 2003).

      5.1                    Opinion of Kramer Levin Naftalis & Frankel LLP
                             (including consent).

      23.1                   Consent of KPMG LLP.

      23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

      24.1 Power of Attorney (contained in Signature Page hereto).


Item 9.    Undertakings.

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on this 29th day of July, 2004.


                                          Independence Holding Company


                                          By: /s/ Roy T. K. Thung
                                             ---------------------------------
                                          Name:  Roy T. K. Thung
                                          Title: President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy T. K. Thung his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                     Title(s)                         Date
      ---------                     --------                         ----

                              President and Chief Executive       July 29, 2004
/s/ Roy T. K. Thung           Officer (Principal Executive
----------------------------  Officer)
Roy T. K. Thung

/s/ Teresa A. Herbert         Vice President and Chief Financial  July 29, 2004
----------------------------  Officer (Principal Financial and
Teresa A. Herbert             Accounting Officer)

/s/ Larry R. Graber           Director                            July 29, 2004
----------------------------
Larry R. Graber

/s/ Allan C. Kirkman          Director                            July 29, 2004
----------------------------
Allan C. Kirkman

/s/ Steven B. Lapin           Director and Vice Chairman          July 29, 2004
----------------------------
Steven B. Lapin

/s/ Edward Netter             Director and Chairman               July 29, 2004
----------------------------
Edward Netter

/s/ Robert P. Ross, Jr.       Director                            July 29, 2004
----------------------------
Robert P. Ross, Jr.

/s/ James G. Tatum            Director                            July 29, 2004
----------------------------
James G. Tatum

                                  EXHIBIT INDEX


      Exhibit Number                    Description
      --------------                    -----------

      4.1 Independence Holding Company 2003 Stock Incentive Plan (incorporated by reference to the Proxy Statement for the Registrant's Annual Meeting of Stockholders held on June 20, 2003).

      5.1                   Opinion of Kramer Levin Naftalis & Frankel LLP
                            (including consent).

      23.1                  Consent of KPMG LLP.

      23.2 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 above).

      24.1 Power of Attorney (contained in Signature Page hereto).